UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNITED STATES OIL AND GAS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNITED STATES OIL AND GAS CORP
11782 Jollyville Road, Suite 211B
Austin, Texas 78759

ANNUAL MEETING OF SHAREHOLDERS

August 29, 2011

Dear Stockholder:

Notice is hereby given that the 2011 Annual Meeting of Stockholders of United States Oil and Gas Corp (the “Company”), which was originally scheduled for 10 a.m. local time on Wednesday, August 31, 2011, has been postponed and rescheduled for 10 a.m. local time on Friday, September, 23, 2011. The Annual Meeting, as rescheduled, will be held at 11782 Jollyville Road, Austin, Texas. The Company decided to postpone the Annual Meeting in order to give it more time to solicit additional proxies in support of the proposals to come before the Annual Meeting.

The close of business on July 27, 2011 will remain as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any and all postponements or adjournments thereof. In addition, no change has been made to the proposals to come before the Annual Meeting, which were presented in the Proxy Statement that the Company mailed to you and filed with the Securities and Exchange Commission on August 4, 2011. Valid proxies that have already been submitted will continue to be valid for purposes of the rescheduled Annual Meeting on Friday, September, 23, 2011 and at any and all postponements or adjournments thereof.

Sincerely,

Alex Tawse,
Chairman of the Board